AGREEMENT AND PLAN
                                       OF
                                     MERGER
                                      among
                            BCAM INTERNATIONAL, INC.,
                             LUNGCHECK HEALTH, INC.
                                       and
                                 LUNGCHECK, INC.
                         Dated as of September 15, 1999


                          AGREEMENT AND PLAN OF MERGER

         Agreement and Plan of Merger, dated as of September 15, 1999, among BCAM INTERNATIONAL, INC., a New York corporation ("BCAM"), LUNGCHECK HEALTH, INC., a Delaware corporation and a wholly-owned subsidiary of BCAM ("LungCheck Health"), and LUNGCHECK, INC., a Delaware corporation ("LungCheck") (collectively, the "Corporations").

                             PRELIMINARY STATEMENTS

         Pursuant to the provisions and subject to the conditions hereof and the Plan of Merger attached hereto as Exhibit "A" (the "Plan of Merger"), LungCheck will be merged with and into LungCheck Health (the "Merger"). The terms of the Plan of Merger provide that each outstanding share of (i) LungCheck common stock, par value $.001 per share ("LungCheck Common Stock") will be converted into 0.0032958 share of BCAM Series B convertible preferred stock, par value $.01 per share ("BCAM Series B Preferred Stock") and (ii) LungCheck preferred stock, par value $.001 per share ("LungCheck Preferred Stock") will be converted into 0.098884 share of BCAM Series A Convertible Preferred Stock, par value $.01 per share (the "BCAM Series A Preferred Stock"). The certificate of designation of the BCAM Series A Preferred Stock and BCAM Series B Preferred Stock is annexed hereto as Exhibit B. The parties hereto desire to enter into this Agreement and Plan of Merger for the purpose of setting forth certain representations, warranties, covenants and further agreements with respect to the Merger.

         In consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, covenants and agreements contained in it, each of the Corporations represent, warrant and agree as follows:


                                    ARTICLE I

                                   The Merger

         Subject to the termination provisions contained herein, as soon as practicable after the fulfillment of all conditions contained herein (other than such conditions as shall have been waived), the Certificate of Merger (the "Certificate of Merger") shall be filed with the Secretary of State of Delaware and the Merger shall become effective in accordance with the terms of the Plan of Merger. The time and date of such filing is sometimes hereinafter referred to as the "Effective Time of Merger", the "Closing" or the "Closing Date."


                                   ARTICLE II

                   Representations and Warranties of LungCheck

         LungCheck hereby represents and warrants to BCAM and LungCheck Health as follows:

         2.1 No Misstatements. The representations of LungCheck and information supplied by LungCheck contained in this Agreement, the Exhibits attached to it and the documents incorporated into it by reference do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

         2.2 Validity of Actions. It is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the authority to carry on its business as currently conducted, and is qualified to do business in all jurisdictions in which such qualification is necessary. It has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement and each of the documents provided for in it to be delivered as part of this transaction, have been duly executed and have or will be delivered pursuant to all appropriate corporate authorization on its behalf and is, or will be, its legal, valid and binding obligation and is enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement or creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The execution and delivery of this Agreement, and each of the documents to be executed and delivered by it pursuant to its terms, and the consummation of the transactions contemplated by them will not violate any provision of its Certificate of Incorporation, and all amendments thereto, or Bylaws or, violate, conflict with or result in any breach of any of the terms, provisions of or conditions of, or constitute a default or cause acceleration of any indebtedness under, any indenture, agreement or instrument to which it is a party or by which it or its assets may be bound, or, upon filing the Plan of Merger with the appropriate governmental instrumentality, cause a breach of any applicable law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality. The Certificate of Incorporation and Bylaws of LungCheck, as presently in effect, are attached to as Schedule 2.2 to the Disclosure Schedule delivered to BCAM and LungCheck Health simultaneously with the execution and delivery of this Agreement (the "LungCheck Disclosure Schedule").

         2.3 Capitalization. The authorized capital stock of LungCheck consists of (i) 35,000,000 shares of LungCheck Common Stock of which as of the date of this Agreement, there were 22,285,990 shares issued and outstanding and no shares were held in the treasury of LungCheck; and (ii) 10,000,000 shares of LungCheck Preferred Stock, par value $.001 per share, of which as of the date of this Agreement, there were 2,658,781 issued and outstanding and no shares were held in the treasury of LungCheck. All outstanding shares of LungCheck Common Stock have been validly issued by LungCheck and are fully paid and nonassessable. Except for the LungCheck warrants and options listed on Schedule
2.3 of the LungCheck Disclosure Schedule, there are no subscriptions, options, warrants, calls, rights, contracts, convertible securities, commitments, understandings or arrangements relating to the issuance, sale or transfer by LungCheck of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument.

         2.4      LungCheck's Financial Statements

                  (a) Attached as Schedule 2.4(a)(1) to the LungCheck Disclosure
Schedule is LungCheck's unaudited balance sheet at June 30, 1999, and statements of income and expense and cash flows for the two years then ending and the notes thereto ("LungCheck's Unaudited Financial Statements"). Attached as Schedule 2.4(a)(2) to the Disclosure Schedule is LungCheck's unaudited balance sheet at March 31, 1999 (LungCheck's Most Recent Balance Sheet") and statements of income and expense and cash flow for the period then ending ("Most Recent Unaudited
Financial   Statements").   LungCheck's  Unaudited  and  Most  Recent  Unaudited
Financial   Statements   are   collectively   called  the  "Seller's   Financial
Statements."

                  (b) LungCheck's Financial Statements: (i) accurately represent the transactions appearing on the books and records of LungCheck, and (ii) accurately present LungCheck's financial condition and its results of operations at the times and for the periods presented, including normal adjustments consistent with year end adjustments to properly reflect accruals through the end of the period; provided, however, that LungCheck's Unaudited Financial Statements do not contain footnotes and the related disclosures. LungCheck's Unaudited Financial Statements and Most Recent Balance Sheet have been prepared on the accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as otherwise disclosed in them.

                  (c) There have been no material adverse changes in the financial condition or in the operations, properties or assets of LungCheck since the date of LungCheck's Most Recent Balance Sheets.

                  (d) LungCheck's Unaudited Financial Statements are in form and substance ready and appropriate for review by LungCheck's independent public accountants in order that such accountants may deliver an unqualified audit opinion (which contains a going concern exception) thereon on or prior to the closing (the "LungCheck Audit Opinion").

         2.5 Liabilities of LungCheck. LungCheck has no liabilities, contingent or otherwise, including, without limitation, liabilities for state or Federal income, withholding, sales, or other taxes, except to the extent reflected, reserved against, or provided for, in LungCheck's Most Recent Unaudited Financial Statements, except for taxes, trade payables and other obligations incurred after the date of LungCheck's Most Recent Unaudited Financial Statements in amounts consistent in all material respects, with those incurred in prior periods in the ordinary course of business or as disclosed on Schedule 2.5.

         2.6 Assets of LungCheck. Except for the liens and encumbrances set forth in Schedule 2.6 of the LungCheck Disclosure Schedule, LungCheck has good title to all of its assets. All of its assets are owned free and clear of any adverse claims, security interests, or other encumbrances or restrictions, and liens for current taxes not yet due and payable, landlords' liens as provided for in the relevant leases or by applicable law, or liens or similar security interests granted as part of personal property financing agreements made in the ordinary course of business and which in the aggregate are not material.

         2.7      Facility and Facility Operations.

                  (a) Included as Schedule 2.7 of the LungCheck Disclosure Schedule are copies of all real estate leases (the "Facility Leases") relating to LungCheck's facilities (the "Facilities"). LungCheck's operations are conducted solely at the Facilities and all of the tangible assets used in connection with such operations are located at the Facilities. All of the improvements located at the Facilities are in good operating condition and repair, subject only to ordinary wear and tear. There is no pending or, to the knowledge of LungCheck, threatened condemnation proceeding with respect to the Facilities.

                  (b) Except for environmental law compliance (which is addressed in Section 2.7(c) below) as to which no representation or warranty is made in this Section 2.7(b), all activities at, and the physical condition of, the Facilities are in compliance with all legal and regulatory requirements applicable to the Seller, the conduct of its business, and the use of each Facility, and LungCheck has not received any notice to the contrary. LungCheck has paid for and obtained all licenses, permits, and other authorizations material to the conduct of its business at the Facilities (the "Permits"). All Permits currently in effect and pertaining to the Facilities or LungCheck's activities at the Facilities are listed on Schedule 2.7(c) of the Disclosure Schedule. The representations contained in this subsection 3 shall not apply to incidental instances of non-compliance occurring in the ordinary course of business without the actual knowledge of LungCheck, which are immaterial to its operations and capable of being cured without significantly disrupting its operations.

                  (c) To the best of the knowledge of LungCheck, there are no Hazardous Substances1 in, on or under the Facilities except for those which are used by LungCheck in compliance, in all material respects, with applicable law, and LungCheck is not now engaged in any litigation, proceedings or investigations, nor knows of any pending or threatened litigation, proceedings or investigations regarding the presence of Hazardous Substances in, on or under the Facilities. To the best of the LungCheck's knowledge, LungCheck has not violated any law, statute, rule or regulation relating to the use, handling, storage or disposition of any Hazardous Substance.

--------
1 The term "Hazardous Substance" shall include without limitation:

                  (i)  Those  substances  included  within  the  definitions  of
         "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials
         Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws;

                  (ii) Those substances defined as "hazardous wastes" in any Arizona Statute and in the regulations promulgated pursuant to any Arizona Statute;

                  (iii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                  (iv) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and

                  (v) Any material,  waste or substance  which is (A) petroleum,
         (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss.ss.1251 et seq. or listed pursuant to Section 307 of the Clean Water Act, (E) flammable explosive, or (F) radioactive materials.
---------

         2.8 Equipment Leases and Financing Agreements. All of the leases and financing agreements to which LungCheck is a party are described in Schedule 2.8 (the "Financing and Related Agreements"). Copies of the Financing and Related Agreements are attached to such Schedule or have been provided to BCAM. Except as reflected in such LungCheck Disclosure Schedule, there have been no modifications to any of the Financing and Related Agreements; LungCheck, or any other party, is not in default in any material respect with respect to them; and none of the interests of LungCheck in any of them is subject to any restriction except as stated in the applicable document or as provided by applicable law.

         2.9 Compliance with State and Federal Statutory Requirements. Attached as Schedule 2.9 is a list of all Federal, state or other licenses, permits and approvals, including, without limitation, all certifications granted to LungCheck with respect to the conduct of its business (the "Certifications"), and the governmental body or agency or other entity granting such Certification. Copies of all such Certifications are attached to Schedule 2.9 of the LungCheck Disclosure Schedule .

                  (a) Except for the Certifications, no license or approval is material to the conduct of LungCheck's business operations as it is now being operated. LungCheck has received no notice that any other license or approval other than the Certifications is necessary for its continued operation or that any of the Certifications will not be renewed.

                  (b) LungCheck is not aware of any investigation or review, or any review of any of its Certifications whether by a party to any relevant agreement, the issuer of such Certifications or otherwise except as described in
Schedule 2.9(b) to the LungCheck Disclosure Schedule .

                  (c) The transactions contemplated hereby will not cause any of the Certifications to be modified, limited or terminated.

         2.10  Trademarks,  etc.  Schedule  2.10  to  the  LungCheck  Disclosure
Schedule is a list of all tradenames, trademarks, service marks, copyrights, patents, trade secrets, other intellectual property and the registrations for them owned or used by LungCheck in connection with its operations. To the best knowledge of LungCheck, it has not infringed and is not now infringing, any trademark, tradename, service mark, copyright, patents, trade secrets, or other intellectual property belonging to any other person in connection with its business operations. Except as set forth on such Schedule, LungCheck is not a party to any license, agreement or arrangement, whether as licensor, licensee or otherwise, with respect to any trademark, tradename, service mark, copyright, patents, trade secrets, other intellectual property used by LungCheck in connection with the operation of its business operations. To LungCheck's best knowledge, LungCheck's operations may be conducted without license by others for the use of any tradename, trademark, service mark, copyright, patents, trade secrets, other intellectual property.

         2.11 Material Contracts. Attached as Schedule 2.11 to the LungCheck Disclosure Schedule is a (i) a schedule identifying all material contracts relating to LungCheck's operations (the "Contracts"); (ii) a summary of all material provisions of the Contracts that are oral and not reduced to written documents; and (iii) a copy of all written Contracts. Except as disclosed in such Schedule: (i) all of the Contracts remain unmodified and in full force and effect, and (ii) LungCheck, nor any other party, is not in default of any material nature (nor, to the best knowledge of LungCheck, does any state of facts exist which, with the giving of notice, the passing of time, or otherwise, would constitute a default by LungCheck, or any other party) with respect to any of the Contracts.

         2.12 Maintenance and Employment Agreements. Attached to the LungCheck Disclosure Schedule as Schedule 2.12 is (i) a schedule of all written agreements between the LungCheck and independent contractors, employees and agents who are employed or engaged in the management or operation of LungCheck or the Facilities; (ii) the names of all parties entitled to payments from LungCheck under any such agreements or arrangements; (iii) the amounts payable by LungCheck under the terms of all such agreements and arrangements, including without limitation, the terms of employment and compensation, including vacation and other employee benefit provisions and the cost of all employee benefits and payroll taxes; and (iv) a copy of all written contracts for such services. There are no material oral agreements in effect for any such services. Except as disclosed on such Schedule: (x) there are no written agreements between any of such contractors, employees or agents and LungCheck; (y) there is no party entitled to compensation or remuneration for any such services arising from LungCheck's business operations after the Closing; and (z) LungCheck's agreements and arrangements providing for the services described on such Schedule may be terminated by LungCheck at any time, with or without cause, and without any obligation to pay any of said parties any amounts whatsoever except as may be required by law (including, without limitation, severance pay or accrued vacation pay or other benefits).

         2.13 Employee Benefit Plans. LungCheck maintains employee benefit plans as listed on Schedule 2.13 to the LungCheck Disclosure Schedule (the "Employee Benefit Plans") with respect to employees involved in its business operations. Copies of such plans have been previously delivered to BCAM. Except as listed on such Schedule, LungCheck does not maintain any profit sharing, pension or other employee benefit plan related to LungCheck's operations. LungCheck has no unfunded obligations pursuant to any insurance, retirement, pension, profit sharing or deferred compensation plan or program relating to LungCheck's operations.

         2.14 Labor. There is no existing labor dispute affecting the operations of LungCheck. None of LungCheck's employees involved in its business operations are covered by any union or collective bargaining agreement.

         2.15 Insurance. A schedule of all of the policies of insurance maintained by LungCheck in connection with its business operations of is attached as Schedule 2.15 to the LungCheck Disclosure Schedule . The insurance coverage provided by such policies complies in all material respects, with all agreements to which LungCheck is a party, and applicable legal requirements to which it is subject. All such policies are currently in effect.

         2.16 Taxes. LungCheck has filed all Federal, state and local tax returns which it is required to file and has no outstanding liability for any Federal, state or local taxes or interest or penalties thereon, whether disputed or not, except taxes not yet payable which have been provided for in accordance with GAAP and are disclosed in LungCheck's Most Recent Balance Sheet or have subsequently accrued in the normal course of business.

         2.17 Actions Pending. Except as disclosed in Schedule 2.17 to the LungCheck Disclosure Memorandum: (i) there are no actions, suits, proceedings or claims pending or (to LungCheck's knowledge) threatened against LungCheck; (ii) LungCheck is not the subject of any pending or threatened investigation relating to any aspect of LungCheck's business operations, by any Federal, state or local governmental agency or authority; (iii) LungCheck is not and has not been (to LungCheck's knowledge) the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or by any other Federal, state or local authority.

         2.18 No Guaranties. None of LungCheck's obligations or liabilities is guaranteed by any other person, firm or corporation, nor has LungCheck guaranteed the obligations or liabilities of any other person, firm or corporation.

         2.19 Bank Accounts and Deposit Boxes. Attached to the LungCheck Disclosure Schedule as Schedule 2.19 are the names and addresses of all banks or financial institutions in which LungCheck has an account, deposit or safety deposit box with the names of all persons authorized to draw on these accounts or deposits or to have access to the boxes, and an indication of which accounts or deposits or boxes contain, in each case to the extent such accounts are used in connection with its business operations.

         2.20 Records. The books of account of LungCheck are complete and correct in all material respects, and there have been no transactions which properly should have been set forth therein which have not been accurately so set forth.

         2.21 No Appraisal Rights. No stockholder of LungCheck has, as of the date hereof, any right to seek appraisal for the value of its shares under the Delaware General Corporation Law, relating to the merge, nor will such rights arise after the date hereof.


                                   ARTICLE III

           Representations and Warranties of BCAM International, Inc.

     BCAM International, Inc. hereby represents and warrants to LungCheck as follows:

         3.1 No Misstatements. The representations of BCAM and information supplied by BCAM contained in this Agreement, the Exhibits attached to it and the documents incorporated into it by reference do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

         3.2 Validity of Actions. It is duly organized, validly existing and in good standing under the laws of the State of New York and has the authority to carry on its business as currently conducted, and is qualified to do business in all jurisdictions in which such qualification is necessary. It has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement and each of the documents provided for in it to be delivered as part of this transaction, have been duly executed and have or will be delivered pursuant to all appropriate corporate authorization on its behalf and is, or will be, its legal, valid and binding obligation and is enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, merger, moratorium or similar laws affecting the enforcement or creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The execution and delivery of this Agreement, and each of the documents to be executed and delivered by it pursuant to its terms, and the consummation of the transactions contemplated by them will not violate any provision of its Certificate of Incorporation, and all amendments thereto, or Bylaws or, violate, conflict with or result in any breach of any of the terms, provisions of or conditions of, or constitute a default or cause acceleration of any indebtedness under, any indenture, agreement or instrument to which it is a party or by which it or its assets may be bound, or, upon filing the Plan of Merger with the appropriate governmental instrumentality, cause a breach of any applicable law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality. The Certificate of Incorporation and Bylaws of BCAM, as presently in effect, are attached as Schedule 3.2 to the Disclosure Memorandum delivered to BCAM and LungCheck Health simultaneously with the execution and delivery of this Agreement (the "BCAM Disclosure Schedule").

         3.3 Capitalization. The authorized capital stock of BCAM consists of 65,000,000 common shares, 38,904,975 of which are outstanding, and 2,000,000 preferred shares of which 262,844.299 shares of BCAM Series A Preferred Stock and 79,891.425 shares of BCAM Series B Preferred Stock have been issued to LungCheck Health and no shares were held in the treasury of BCAM. All outstanding shares of BCAM Common Stock have been validly issued by BCAM and are fully paid and nonassessable. Except for the BCAM warrants, listed on Schedule
3.3 of the BCAM Disclosure Schedule, there are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings or arrangements relating to the issuance, sale or transfer by BCAM of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument.

         3.4      BCAM's Financial Statements

                  (a) Attached as Schedule 3.4(a)(1) to the BCAM Disclosure Schedule are BCAM's audited balance sheets at December 31, 1997 and December 31, 1998, and statements of income and expense and cash flows for the years then ending ("BCAM's Audited Financial Statements"). Attached as Schedule 3.4(a)(2) is BCAM's unaudited balance sheet at June 30, 1999 (BCAM's Most Recent Balance Sheet") and statements of income and expense and cash flow for the period then ending (collectively, "BCAM's Most Recent Financial Statements"). BCAM's Audited Financial Statements have been examined by a certified public accountant and accompanied by a certificate of such accountant describing the scope of such review. BCAM's Audited and Most Recent Unaudited Financial Statements are collectively called BCAM's Financial Statements."

                  (b) BCAM's Financial Statements: (i) accurately represent the transactions appearing on the books and records of BCAM, and (ii) accurately present in all material respects BCAM's financial condition and its results of operations at the times and for the periods presented, including normal adjustments consistent with year end adjustments to properly reflect accruals through the end of the period; provided, however, that BCAM's Most Recent Financial Statements do not contain footnotes and the related disclosures. BCAM's Most Recent Financial Statements have been prepared on the accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as otherwise disclosed in the reports accompanying them or in the notes attached to them.

                  (c) There have been no material adverse changes in the financial condition or in the operations, properties or assets of BCAM since the date of BCAM's Most Recent Balance Sheets.

         3.5 Liabilities of BCAM. BCAM has no liabilities, contingent or otherwise, including, without limitation, liabilities for state or Federal income, withholding, sales, or other taxes, except to the extent reflected, reserved against, or provided for, in BCAM's Most Recent Balance Sheet, except for taxes, trade payables and other obligations incurred after the date of BCAM's Most Recent Balance Sheet in amounts consistent in all material respects, with those incurred in prior periods in the ordinary course of business.

         3.6 Assets of BCAM.  Except for the liens and encumbrances set forth in
Schedule 3.6 of the BCAM Disclosure Schedule, BCAM has good title to all of its assets. All of its assets are owned free and clear of any adverse claims, security interests, or other encumbrances or restrictions, and liens for current taxes not yet due and payable, landlords' liens as provided for in the relevant leases or by applicable law, or liens or similar security interests granted as part of personal property financing agreements made in the ordinary course of business and which in the aggregate are not material. BCAM will, prior to closing, transfer all of its technology assets to a wholly-owned subsidiary, and distribute all of its interest in such subsidiary to its then stockholders.

         3.7      Facility and Facility Operations.

                  (a) Included as Schedule 3.7 to the BCAM Disclosure Schedule are copies of the real estate leases (the "BCAM Facility Leases") relating to BCAM's facilities (the "BCAM Facilities"). BCAM's operations are conducted solely at the BCAM Facilities and all of the tangible assets used in connection with such operations are located at the BCAM Facilities. To the best of BCAM's knowledge and belief, all of the improvements located at the BCAM Facilities are in good operating condition and repair, subject only to ordinary wear and tear. There is no pending or, to the knowledge of BCAM, threatened condemnation proceeding with respect to the BCAM Facilities.

                  (b) Except for environmental law compliance (which is addressed in Section 3(c) below) as to which no representation or warranty is made in this Section 3(b), all activities at, and the physical condition of, the BCAM Facilities are in compliance with all legal and regulatory requirements applicable to the Seller, the conduct of its business, and the use of each BCAM Facility, and BCAM has not received any actual notice to the contrary. BCAM has paid for and obtained all licenses, permits, and other authorizations material to the conduct of its business at the Facilities (the "Permits"). All Permits currently in effect and pertaining to the BCAM Facilities or BCAM's activities at the BCAM Facilities are listed on Schedule 3.9 of the BCAM Disclosure Schedule. The representations contained in this subsection 3 shall not apply to incidental instances of non-compliance occurring in the ordinary course of business without the actual knowledge of BCAM, which are immaterial to its operations and capable of being cured without significantly disrupting its operations.

                  (c) To the best of the knowledge of BCAM, there are no Hazardous Substances in, on or under the BCAM Facilities except for those which are used by BCAM in compliance, in all material respects, with applicable law, and BCAM is not now engaged in any litigation, proceedings or investigations, nor knows of any pending or threatened litigation, proceedings or investigations regarding the presence of Hazardous Substances in, on or under the BCAM Facilities. To the best of BCAM's knowledge, BCAM has not violated any law, statute, rule or regulation relating to the use, handling, storage or disposition of any Hazardous Substance.

         3.8 Equipment Leases and Financing Agreements. All of the leases and financing agreements to which BCAM is a party and which relate to the operations of BCAM are described in Schedule 3.8 of the BCAM Disclosure Schedule (the "Financing and Related Agreements"). Copies of the Financing and Related Agreements are attached to such Schedule or have been provided to BCAM. Except as reflected in such BCAM Disclosure Schedule, there have been no modifications to any of the Financing and Related Agreements; BCAM is not in default in any material respect with respect to them; and none of the interests of BCAM in any of them is subject to any restriction except as stated in the applicable document or as provided by applicable law.

         3.9 Compliance with State and Federal Statutory Requirements. Attached as Schedule 3.9 to the BCAM Disclosure Schedule is a list of all Federal, state or other licenses, permits and approvals, including, without limitation, all certifications granted to BCAM with respect to the conduct of its business (the "Certifications"), and the governmental body or agency or other entity granting such Certification. Copies of all such Certifications are attached to Schedule
3.9 to the BCAM Disclosure Schedule.

                  (a) Except for the Certifications, no license or approval is material to the conduct of BCAM's business operations as it is now being operated. BCAM has received no notice that any other license or approval other than the Certifications is necessary for its continued operation or that any of the Certifications will not be renewed.

                  (b) BCAM is not aware of any investigation or review, or any review of any of its Certifications whether by a party to any relevant agreement, the issuer of such Certifications or otherwise except as described in
Schedule 3.9(b) to the BCAM Disclosure Schedule.

         3.10  Trademarks,  etc.  Attached  to the BCAM  Disclosure  Schedule as
Schedule 3(a) is a list of all tradenames, trademarks, service marks, copyrights, patents, trade secrets and other intellectual property and the registrations for them owned or used by BCAM in connection with its operations. To the best knowledge of BCAM, it has not infringed and is not now infringing, any trademark, tradename, service mark, copyright, patents, trade secrets or other intellectual property belonging to any other person in connection with its business operations. Except as set forth on such Schedule, BCAM is a party to any license, agreement or arrangement, whether as licensor, licensee or otherwise, with respect to any trademark, tradename, service mark, copyright patents, trade secrets or other intellectual property used by BCAM in connection with the operation of its business operations. To BCAM's best knowledge, BCAM's operations may be conducted without license by others for the use of any tradename, trademark, service mark, copyright, patents, trade secrets or other intellectual property.

         3.11  Material  Contracts.  Attached  as  Schedule  3.10  to  the  BCAM
Disclosure Schedule is a (i) a schedule identifying all material contracts relating to BCAM's operations not otherwise specifically identified in the other Schedules to the BCAM Disclosure Schedule (the "Contracts"); (ii) a summary of all material provisions of the Contracts that are oral and not reduced to written documents; and (iii) a copy of all written Contracts. Except as disclosed in such Schedule: (i) all of the Contracts remain unmodified and in full force and effect, and (ii) BCAM, nor any other party, is not in default of any material nature (nor, to the best knowledge of BCAM, does any state of facts exist which, with the giving of notice, the passing of time, or otherwise, would constitute a default by BCAM, or any other party) with respect to any of the Contracts.

         3.12 Maintenance and Employment Agreements. Attached to the BCAM Disclosure Schedule as Schedule 3.12 is (i) a schedule of all written agreements between the BCAM and independent contractors, employees and agents who are employed or engaged in the management or operation of BCAM or the Facilities, including all non-competition, non-disclosure and ownership of intellectual property agreements; (ii) the names of all parties entitled to payments from BCAM under any such agreements or arrangements; (iii) the amounts payable by BCAM under the terms of all such agreements and arrangements, including without limitation, the terms of employment and compensation, including vacation and other employee benefit provisions and the cost of all employee benefits and payroll taxes; and (iv) a copy of all written contracts for such services. There are no material oral agreements in effect for any such services. Except as disclosed on such Schedule: (x) there are no written agreements between any of such contractors, employees or agents and BCAM; (y) there is no party entitled to compensation or remuneration for any such services arising from BCAM's business operations after the Closing; and (z) BCAM's agreements and arrangements providing for the services described on such Schedule may be terminated by BCAM at any time, with or without cause, and without any obligation to pay any of said parties any amounts whatsoever except as may be required by law (including, without limitation, severance pay or accrued vacation pay or other benefits).

         3.13 Employee Benefit Plans. BCAM maintains employee benefit plans as listed on Schedule 3.13 of the BCAM Disclosure Schedule (the "Employee Benefit Plans") with respect to employees involved in its business operations. Copies of such plans have been previously delivered to LungCheck. Except as listed on such Schedule, BCAM does not maintain any profit sharing, pension or other employee benefit plan related to BCAM's operations. BCAM has no unfunded obligations pursuant to any insurance, retirement, pension, profit sharing or deferred compensation plan or program relating to BCAM's operations.

         3.14 Labor. There is no existing labor dispute affecting the operations of BCAM. None of BCAM's employees involved in its business operations are covered by any union or collective bargaining agreement.

         3.15 Insurance. A schedule of all of the policies of insurance maintained by BCAM in connection with its business operations of is attached as
Schedule 3.15 to the BCAM Disclosure Schedule. The insurance coverage provided by such policies complies in all material respects, with all agreements to which BCAM is a party, and applicable legal requirements to which it is subject. All such policies are currently in effect.

         3.16 Taxes. BCAM has filed all Federal, state and local tax returns which it is required to file and (to the best of BCAM's knowledge) has no outstanding liability for any Federal, state or local taxes or interest or penalties thereon, whether disputed or not, except taxes not yet payable which have been provided for in accordance with GAAP and are disclosed in BCAM's Most Recent Balance Sheet or have subsequently accrued in the normal course of business.

         3.17 Actions Pending. Except as disclosed in Schedule 3.17 to the BCAM Disclosure Schedule: (i) there are no actions, suits, proceedings or claims pending or (to BCAM's knowledge) threatened against BCAM which, if determined adversely to BCAM , would (A) have a material adverse effect on BCAM's assets, or its business operations, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement; (ii) BCAM is not the subject of any pending or threatened investigation relating to any aspect of BCAM's business operations, by any Federal, state or local governmental agency or authority; (iii) BCAM is not and has not been (to BCAM's knowledge) the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or by any other Federal, state or local authority.

         3.18 No Guaranties. None of BCAM's obligations or liabilities is guaranteed by any other person, firm or corporation, nor has BCAM guaranteed the obligations or liabilities of any other person, firm or corporation.

         3.19 Bank Accounts and Deposit Boxes. Attached to the BCAM Disclosure Schedule as Schedule 3.19 are the names and addresses of all banks or financial institutions in which BCAM has an account, deposit or safety deposit box with the names of all persons authorized to draw on these accounts or deposits or to have access to the boxes, and an indication of which accounts or deposits or boxes contain, in each case to the extent such accounts are used in connection with its business operations.

         3.20 Records. The books of account of BCAM are complete and correct in all material respects, and there have been no transactions which properly should have been set forth therein which have not been accurately so set forth.

         3.21 SEC Filings. All registration statements, prospectuses, reports, proxy statements and other documents required to be filed by BCAM with the Securities and Exchange Commission, other than any filings required by Section 14 of the Securities Exchange Act of 1934, have been so filed including, without limitation, form 10-K and 10-Q for each of the last three reporting years (the "BCAM SEC Filings"). The BCAM SEC Filings did not at the time they were filed, and any other reports or proxy statements hereafter filed prior to the Closing Date will not at the time they are filed, contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.22 Subsidiaries. The BCAM Filings set forth the name of each subsidiary of BCAM and BCAM owns all of the outstanding capital stock of each BCAM subsidiary, free and clear of any pledge agreements, except as noted therein.

         3.23 Effect of Spin-Off. Prior to the effectiveness of the Merger, BCAM shall have transferred substantially all of its assets, including, but not limited to, trademarks, patents, patent applications and intellectual property, to ISTX, Inc., its subsidiary ("ISTX") and assigned its license and other technology agreements, to ISTX, and has distributed its ISTX common stock to the BCAM shareholders, so that BCAM will not own any of such assets upon the effectiveness of the Merger (the "Spinoff").


                                   ARTICLE IV

               Representations and Warranties of LungCheck Health

         LungCheck Health hereby represents and warrants to LungCheck as follows:

         4.1 Validity of Actions. It is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the authority to carry on its business as currently conducted, and is qualified to do business in all jurisdictions in which such qualification is necessary. It has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement and each of the documents provided for in it to be delivered as part of this transaction, have been duly executed and have or will be delivered pursuant to all appropriate corporate authorization on its behalf and is, or will be, its legal, valid and binding obligation and is enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement or creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The execution and delivery of this Agreement, and each of the documents to be executed and delivered by it pursuant to its terms, and the consummation of the transactions contemplated by them will not violate any provision of its Articles of Incorporation, and all amendments thereto, or Bylaws or, violate, conflict with or result in any breach of any of the terms, provisions of or conditions of, or constitute a default or cause acceleration of any indebtedness under, any indenture, agreement or instrument to which it is a party or by which it or its assets may be bound, or, upon filing the Plan of Merger with the appropriate governmental instrumentality, cause a breach of any applicable law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

         4.2      Capitalization.

                  The authorized capital stock of LungCheck Health consists of 100 shares of Common Stock, $0.01 par value per share, of which as of the date of this Agreement, there were 100 shares issued and outstanding and no shares were held in the treasury of LungCheck Health. All outstanding shares of LungCheck Health Common Stock have been validly issued by LungCheck Health and are fully paid, nonassessable and free of preemptive rights. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings or arrangements relating to the issuance, sale or transfer by LungCheck Health of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument.

         4.3 Actions Pending. There are no actions, suits, proceedings, investigations or claims pending or threatened against it which, if determined adversely to it would (A) have a material adverse effect on its operations, or
(B) prevent or delay the consummation of any of the transactions contemplated by this Agreement.


                                    ARTICLE V

                            Covenants of the Parties

         5.1 Confidentiality. Until the effective time the Merger or this Agreement is terminated, each of the parties will, and will cause its employees and agents, to hold in strict confidence, unless compelled to disclose by Judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all Confidential Information (as hereinafter defined) and will not disclose the same to any person. If this Agreement is terminated, BCAM will promptly return to LungCheck, and LungCheck will promptly return to BCAM all Confidential Information. For the purposes hereof, "Confidential Information" shall mean all information of any kind concerning BCAM or LungCheck, wherever obtained, except (i) information ascertainable or obtained from public or published information, (ii) received from a third party not under an obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), (iv) which BCAM or LungCheck can demonstrate was in its possession prior to the disclosure thereof in connection with the Merger, or (v) which BCAM or LungCheck can demonstrate was independently developed by it. This paragraph shall survive termination of this Agreement.

         5.2 Conduct of Each of the Parties Prior to the Closing. Pending consummation of the Plan of Merger or prior to termination of this Agreement, each of the Parties to this Agreement agrees, without prior written consent of the other parties to this Agreement, given in a letter which specifically refers to this Section of the Agreement:

                  (a) not to (i) perform any act or omit to take any act that would make any of the representations made above, inaccurate in any material respect or materially misleading as of the Effective Date, or (ii) make any payment or distribution except for the payment of liabilities incurred in the ordinary course of business.

                  (b) to conduct its business in the ordinary and regular course, and keep its books of account, records and files in substantially the same manner as at present other than as provided for in the reorganizations of LungCheck and BCAM as described in Schedule 5.2 of the BCAM Disclosure Schedule.

         5.3 Notice. Pending the consummation of the transactions contemplated in this Agreement or prior to termination of this Agreement, each party agrees that it will promptly advise the others of the occurrence of any condition or event which would make any of its representations contained in this Agreement inaccurate, incorrect, or materially misleading.

         5.4 Access. Prior to the Closing, Each party shall afford to the other parties to this Agreement (and their respective officers, attorneys, accountants and other authorized representatives), upon reasonable notice, free and full access during usual business hours to its relevant offices, personnel, books and records and other data, financial or otherwise, so that each such party may have full opportunity to make such investigation as it shall desire of the assets and the business and operations of the other parties, provided that such investigation shall not unreasonably interfere with the operations of such parties. The scope of the investigation will include, but not be limited to, verification of the accounts, books and records of each party. Duly authorized representatives shall also be entitled to discuss with officers of each party, its counsel, employees and independent public accountants, all of its books, records and other corporate documents, contracts, pricing and service policies, commitments and future prospects. Representatives of each party will furnish to the other parties to this Agreement and such other persons, copies of all materials relating to the business affairs, operations, assets and liabilities of each party which may be reasonably requested from time to time and will cause representatives and employees of each party to assist in such investigation. All information obtained in connection with the transactions contemplated by this Agreement or in the course of their investigations, whether obtained before or after the date of this Agreement (the "Evaluation Material") shall be used only in connection with this Agreement and the subsequent operation of the combined entity and the other parties to this Agreement shall assure that all Evaluation Material will be otherwise kept strictly confidential by each of them and their respective representatives, as provided in Section 5.1 hereof.

         5.5 Additional Documents. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement and to perfect the conveyance and transfer of any property or rights to be conveyed or transferred or perfect the assumption of any liabilities assumed under the terms of this Agreement.

         5.6 Filing of Returns; Additional Information. Each party will file on a timely basis all tax returns, notices of sale and other documentation required by law in connection with the transactions provided for in this Agreement or otherwise required by law, regulation or pursuant to the terms of any agreement to which it is a party. Each party will supplement any previous filing made by it in accordance with legitimate requests made by applicable agencies or parties to the extent required by the relevant law, regulation or agreement.

         5.7 Compliance with Conditions to Closing. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, each of the parties to this Agreement will execute such documents and take such other actions as reasonably may be appropriate to fulfill the conditions to the Closing Date provided for in Article V of this Agreement.

         5.8 Further Assurances. Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments and take such other action as the other parties hereto may reasonably require in order to carry out this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby.

         5.9 Securities Exchange Act of 1934. BCAM shall as soon as practicable distribute to its shareholders all appropriate notifications in accordance with New York law and in compliance with the Securities Exchange Act of 1934 which shall be at the sole cost and expense of BCAM.

         5.10 Filing of Merger Documents. Subject to the terms and conditions of this Agreement, as soon as practicable following the approval of the Plan of Merger by the shareholders of each of LungCheck and LungCheck Health and the approval of the issuance of the shares of BCAM Common Stock pursuant to this Agreement and the Plan of Merger by the Board of Directors of BCAM, LungCheck and LungCheck Health shall cause the Certificate of Merger to be filed with the Secretary of State of Delaware.

         5.11 Stock Dividend. Prior to the Effective Date of the Merger, BCAM shall cause the organization and incorporation of ISTX to which BCAM shall transfer its existing technology and which BCAM shall then "spin-out" by declaring a stock dividend to its existing shareholders prior to the Merger in accordance with the stock dividend declaration described in Schedule 5.11.

         5.12 Further Assurances. Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments and such other action, as the other party hereto may reasonably require in order to carry out this Agreement and the Plan of Merger and the transactions contemplated thereby.

         5.13 Recapitalization of BCAM. As soon as practicable subsequent to the Effective Date of the Merger, BCAM shall amend its Articles of Incorporation in order to effect a combination of its outstanding available authorized common stock to an amount sufficient to allow for the conversion of BCAM Series A Convertible Preferred Stock and BCAM Series B Convertible Preferred Stock into BCAM Common Stock.

         5.14 Board of Directors. The persons named on Schedule 5.14 shall be elected as directors of LungCheck Health's Board of Directors, subject only to their respective acceptances and the consummation of the transactions provided for in this Agreement.

         5.15 No Transfer. Neither the BCAM Series A Preferred Stock, the BCAM Series B Preferred Stock, nor the BCAM Common Stock, into which the same may be converted, shall be transferred on the books of record of BCAM for a period of one (1) year from the effective date of the Merger. If this provision is waived or modified for any one or more shareholders, it shall be similarly waived or modified for all shareholders (i.e., proportionately).


                                   ARTICLE VI

                  Conditions to the obligations of the parties

         The obligation of each of BCAM and LungCheck Health, on the one hand, and LungCheck on the other hand, to consummate the transactions contemplated by this Agreement shall be subject to compliance with or satisfaction of the following conditions by the other, to the extent applicable:

         6.1 Bring Down. The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and at the Closing as if then made by the relevant party (except for those representations and warranties made as of a given date, which shall continue to be true and correct as of such given date).

         6.2 Compliance. Each party shall have complied in all material respects with all of the covenants and agreements in this Agreement on its or their part, respectively, to be complied with as of or prior to the Closing Date.

         6.3 No Material Adverse Changes. Since the date of this Agreement, there shall not have occurred any material adverse change in the condition or operations (financial or otherwise) of LungCheck, on the one hand, or of BCAM and LungCheck, on the other.

     6.4 LungCheck Health's Certificates. There shall be delivered to LungCheck:

                  (a) a certificate executed by the President and Secretary of LungCheck Health, dated the Effective Date, certifying that the conditions to be fulfilled by each of them set forth in this Article VI have been fulfilled;

                  (b) a certificate of incumbency for LungCheck Health executed by its President and by the Secretary of such entity, listing the officers of such entity authorized to execute (to the extent applicable) the Agreement and the other documents, certificates, schedules and instruments to be delivered on behalf of such entity, and their respective offices, and containing the genuine signature of each such person set forth opposite his name; and

                  (c) good standing certificate, certified charter document and By-Laws of LungCheck Health of recent date, from the Secretary of State of Delaware.


The certificates described in subsections (a), (b), and (c) above are hereafter referred to collectively as "LungCheck Health's Certificates."

         6.5      BCAM's Certificates.  There shall be delivered to LungCheck:

                  (a) a certificate executed by the President and Secretary of BCAM, dated the Effective Date, certifying that the conditions to be fulfilled by each of them set forth in this Article VI have been fulfilled;

                  (b) a certificate of incumbency for BCAM, executed by its President and by the Secretary of such entity, listing the officers of such entity authorized to execute (to the extent applicable) the Agreement and the other documents, certificates, schedules and instruments to be delivered on behalf of such entity, and their respective offices, and containing the genuine signature of each such person set forth opposite his name; and

                  (c) good standing certificate and certified charter document of BCAM of recent date, from the Secretary of State of New York.


The certificates described in subsections (a), (b), and (c) above are hereafter referred to collectively as "BCAM's Certificates."

         6.6 LungCheck's Certificates. There shall be delivered to BCAM and LungCheck Health:

                  (a) a certificate executed by the President and Secretary of LungCheck, dated the Closing Date, certifying that the conditions to be fulfilled by it as set forth in this Article VI have been fulfilled;

                  (b) a certificate of incumbency for LungCheck executed by its President and by the Secretary of LungCheck, listing the officers of such entity authorized to execute (to the extent applicable) the Agreement and the other documents, certificates, schedules and instruments to be delivered on behalf of such entity, and their respective offices, and containing the genuine signature of each such person set forth opposite his name; and

                  (c) good standing certificate and certified charter document of LungCheck of recent date, from the Secretary of State of Delaware.


The certificates described in subsections (a), (b), and (c) above, are hereafter referred to collectively as "LungCheck's Certificates."

         6.7 No Suits. No action or proceeding shall have been instituted in any court or before any Federal, state or local governmental agency against any party seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or which could have a material adverse effect on any of the parties, which shall not have been dismissed or withdrawn prior to the Effective Time of the Merger.

         6.8 Documents. All documents required to be delivered to each of the parties to this Agreement, at or prior to Closing shall have been so delivered.

         6.9 Authority. There shall be in full force and effect on the resolutions of the Boards of Directors of each of the parties to this Agreement approving this Agreement the other documents executed and delivered by each of them in connection with this Agreement and the transactions contemplated in it. At or prior to the Closing, each party will deliver to the other a copy of the resolutions of its Board of Directors approving the execution and delivery of this Agreement and the other documents to be delivered pursuant to this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an appropriate officer.

         6.10 Bankruptcy, Dissolution, etc. No petition or other commencement of proceedings in bankruptcy or proceedings for dissolution, termination, liquidation or an arrangement, merger or readjustment of any party's debts under any state or Federal law enacted for the relief of debtors or otherwise, whether instituted by or against a party, has been effected or commenced by or against any party.

         6.11 BCAM Preferred Stock. The certificates hereto as Exhibit B and C shall have been filed with the Secretary of State of New York.

         6.12     Spinoff.  The Spinoff shall have been effected.

         6.13     Audit Opinion. BCAM shall have received the LungCheck Audit
Opinion.

         6.14 Stockholder Approval. All requisite approval shall have been obtained from the shareholders of LungCheck and LungCheck Health.

         6.15 LungCheck Debt. The holders of at least $192,000 of LungCheck debt shall have agreed to convert the same into shares of LungCheck Common Stock.

         6.16 LungCheck  Options and Warrants.  The holders of LungCheck options
and   warrants   shall  have   agreed  to  modify  the  same  to  remove   their
"anti-dilution" provisions.

         6.17 Additional Financing. Binding agreements shall have been entered into and funded relating to an investment of an aggregate of at least $1,100,000 in BCAM, LungCheck, Inc. and LungCheck Health in exchange for shares of LungCheck Common Stock BCAM Series B Convertible Preferred Stock and BCAM Common Stock.

         6.18 Employment Agreement. An amended employment agreement shall have been entered into with Michael Strauss providing for options shall have been issued to Michael Strauss for the purchase of 800,000 shares of BCAM Common Stock at $0.15 per share, or a memorandum of the same shall be entered into.

         6.19 Repricing Rights. Repricing rights as to shares of BCAM Common Stock shall have been terminated.

         6.20 Proxies. The holders of at least a majority of LungCheck's Common Stock have delivered to Michael Strauss (or his designee) a voting proxy in favor of amending BCAM's charter to provide for a 1:15 reverse common stock split.

         6.21 Questionnaires. LungCheck shall have delivered to BCAM Investment Questionnaires executed by each of LungCheck's shareholders pursuant to which each such shareholder represents that such shareholder qualifies as an "accredited investor" as such term is defined by the SEC.

                                   ARTICLE VII

                                     Closing

         7.1 Time and Place; Effective Date. The closing shall take place immediately upon satisfaction of the conditions to closing and the certificate of merger shall be filed immediately at the closing.

         7.2 Deliveries at Closing. At the Closing, BCAM and LungCheck Health shall deliver to LungCheck and LungCheck shall deliver to BCAM and LungCheck Health the certificates and other documents and instruments provided to be delivered under the provisions hereof, and LungCheck shall cause the Certificate of Merger to be filed in accordance with the provisions of the Delaware Corporation Act (or such other jurisdiction as may be applicable) and shall take any other lawful actions and do any other lawful things necessary to effect the Merger and to enable the Merger to become effective.



                                  ARTICLE VIII

                 Termination and Rights and Remedies on Default

         8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned prior to the Closing: (i) by the mutual consent of the parties to this Agreement; (ii) by BCAM and LungCheck Health, if LungCheck is in material default which continues for 10 days notice; (iii) by LungCheck if either BCAM or LungCheck Health is in material default which continues for 10 days after notice; (iv) by any party (other than a party that is in breach of its obligations under this Agreement) if the Closing shall not have occurred on or before the Termination Date. The Termination Date shall be September 15, 1999. If this Agreement is terminated pursuant to clause (i) of this Article VIII all obligations of the parties hereunder shall terminate without any further liability or obligation of either party to the other except as limited by the preceding sentence, the exercise by any party of the right to terminate this Agreement shall not terminate or limit any remedy that such party may have pursuant to applicable law, including any rights with respect to damages or specific performance.

         8.2 Nature of Remedies Cumulative. Except as otherwise provided in this Agreement, all rights and remedies granted in this Agreement or available under applicable law shall be deemed concurrent and cumulative and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement, and any party may proceed with any number of remedies at the same time or in any order. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and any party, upon the occurrence of an event of default by another party under this Agreement, may proceed at any time, under any agreement, in any order and with any available remedy.



                                   ARTICLE IX

                                  Finders Fees

         Except as  otherwise  disclosed  in  Schedule  9A as to  LungCheck,  or
Schedule 9B as to BCAM, each of the parties represents and warrants to the other that such party has not employed any finder or broker in connection with transactions contemplated by this Agreement. Each party agrees to indemnify and hold harmless the others from and against any claim, damages, liabilities, and expenses (including without limitation, attorneys' fees and disbursements) arising from any claim or demand asserted by any person or entity on the basis of its employment as a finder or broker by the respective party.


                                    ARTICLE X

                                     Notices

         All notices or other communications required or permitted under the terms of this Agreement shall be made in writing and shall be deemed given upon
(i) hand delivery or (ii) three days after deposit of same in the Certified Mail, Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the parties at the following addresses:

         If to BCAM or LungCheck Health:    BCAM International, Inc.
                                            1800 Walt Whitman Road
                                            Melville, New York 11747
                                            Attention: Michael Strauss

         With a Copy to:                    Ruskin, Moscou, Evans &
                                            Faltischek, P.C.
                                            170 Old Country Road
                                            Mineola, NY  11501
                                            Attention:  Stuart M. Sieger, Esq.

         If to LungCheck:                   8255 East Raintree Drive
                                            Scottsdale, AZ  85260

         With a Copy to:                    Morris C. Brown, Esq.
                                            Greenberg Traurig, P.A.
                                            777 South Flagler Drive,
                                            Suite 300 East
                                            West Palm Beach, Florida 33401

     or to such other address as any of the parties hereto may designate by notice to the others.


                                   ARTICLE XI

                            Mediation and Arbitration

         11.1     Mediation and Arbitration.

                  (a) Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within five (5) days after delivery of the notice, the party receiving the notice shall submit a written response to the other party. The notice and the response shall include
(i) a statement of each party's position and a summary of arguments supporting that position and (ii) the name and title of the executive who represents that party and of any other person who will accompany the executive. Within five (5) days after delivery of the response, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. If the matter has not been resolved within fifteen (15) days of the disputing party's notice, either party may initiate arbitration of the controversy or claim as provided hereinafter. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence.

                  (b) Any disputes between any of the parties to it with respect to the agreements contained in it, or as modified in the future, are to be settled by binding arbitration conducted in New York City, State of New York, pursuant to the commercial arbitration rules of the American Arbitration Association. In any such arbitration the scope and timing of any discovery shall be determined by the arbitrators. Such arbitration is to be the sole remedy for the settlement of such disputes.

                                   ARTICLE XII

                                  Miscellaneous

         12.1     Miscellaneous Provisions

                  (a) Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned prior to Closing without the prior written consent of the other parties hereto.

                  (b) Expenses. Except as otherwise provided in this Agreement, each of the parties to this Agreement shall be responsible for any and all of the respective fees, costs and expenses incurred by each, in connection with the negotiation, preparation or performance of this Agreement.

                  (c) Entire Agreement. This Agreement incorporates by this reference the Plan of Merger, all Exhibits and schedules hereto and all documents executed and/or delivered at Closing. This Agreement and the documents so incorporated into it contain the parties' entire understanding and agreement with respect to the subject matter hereof; and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void.

                  (d) Amendments Only in Writing. No amendment, modification, waiver or discharge of this Agreement or any provision of this Agreement shall be effective against any party, unless such party shall have consented thereto in writing.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

                  (f) Cooperation. Each of the parties to this Agreement, when requested by another party, shall give all reasonable and necessary cooperation with respect to any reasonable matters relating to the transactions contemplated by this Agreement.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of its choice of law provisions.

                  (h) Headings. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  (i) Gender; Number. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

                  (j) Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

                  (k) Survival. Except as otherwise expressly provided in this Agreement, the liabilities and obligations of each party with respect to any and all of its representations, warranties, covenants and agreements set forth in this Agreement and/or in any document incorporated into it shall not be merged into, affected or impaired by the Closing under this Agreement. All of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing for the period thereafter until two (2) years from the date first above written.

                  (l) No Third Party Beneficiaries. This Agreement has been entered into solely for the benefit of the parties that have executed it, and not to confer any benefit or enforceable right upon any other party or entity. Accordingly, no party or entity that has not executed this Agreement shall have any right to enforce any of the provisions of it.



                                  ARTICLE XIII

                        Securities Law/Corporate Matters

         13.1 Legends. The certificates representing the BCAM Series A Convertible Preferred Stock, the BCAM Series B Convertible Preferred Stock and the BCAM Common Stock into which the same are convertible shall bear the following legend:


                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION PROVIDED BY SECTION 4(2) OF THE ACT AND MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY A SHAREHOLDER ONLY IN COMPLIANCE WITH BOTH FEDERAL AND STATE SECURITIES LAWS. THE COMPANY IS UNDER NO OBLIGATION TO SHAREHOLDERS TO REGISTER THESE SHARES UNDER THE ACT OR TO CAUSE AN EXEMPTION TO BE AVAILABLE TO SHAREHOLDERS.

BCAM shall place stop transfer orders with its transfer agent with respect to such certificate in accordance with federal securities laws.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

                                                 BCAM INTERNATIONAL, INC.



                                               By:/s/
                                                  ----------------------
                                                  Authorized Signatory



                                                 LUNGCHECK HEALTH, INC.



                                               By:/s/
                                                  ---------------------
                                                  Authorized Signatory


                                                 LUNGCHECK, INC.



                                               By:/s/
                                                  ---------------------
                                                  Authorized Signatory

                                   EXHIBIT "A"

                                 Plan of Merger



                                 PLAN OF MERGER

         Plan of Merger (the "Plan"), dated as of September 22, 1999, between LungCheck, Inc., a Delaware corporation ("LungCheck"), and LungCheck Health, Inc., a New York corporation ("LungCheck Health"), (LungCheck and LungCheck Health are sometimes referred to herein as the "Constituent Corporations").

         LungCheck is a corporation duly organized and validly existing under the laws of the State of Delaware with authorized capital stock consisting of 35,000,000 shares of common stock, par value $.001 per share ("LungCheck Common Stock"), of which as of the date of this Plan of Merger there were 24,240,374 shares issued and outstanding and no shares were held in the treasury of LungCheck.

         LungCheck Health is a corporation duly organized and validly existing under the laws of the State of Delaware with authorized capital stock consisting of 200 shares of common stock, $.01 par value per share (the "LungCheck Health Common Stock"), 100 shares are issued and outstanding and owned by BCAM International, Inc., a New York corporation ("BCAM").

         The respective Boards of Directors of LungCheck and LungCheck Health, and LungCheck Health's sole shareholder, BCAM, deem it advisable that LungCheck be merged with and into LungCheck Health (the "Merger") as provided herein and in the Agreement and Plan of Merger dated as of September 14, 1999 (the "Agreement and Plan"), which sets forth certain representations, warranties and agreements in connection with the Merger and related transactions.

         LungCheck and LungCheck Health, in order to effectuate the foregoing, have adopted a plan of merger in accordance with the provisions of Section 368(a) of the Internal Revenue Code, as amended.

         In consideration of the mutual benefits to be derived from this Plan, the Agreement and Plan and the mutual agreements hereinafter contained, LungCheck and LungCheck Health on the terms and conditions contained herein, and in connection herewith, agree as follows:

                                    ARTICLE I

                              SURVIVING CORPORATION

         In accordance with the applicable provisions of the business corporation laws of the State of Delaware ("Corporation Laws"), LungCheck shall be merged with and into LungCheck Health. LungCheck Health shall be and is herein sometimes referred to as the "Surviving Corporation."

                                   ARTICLE II

                           EFFECTIVENESS OF THE MERGER

         Section 2.1 Effective Time of the Merger. Subject to the provisions of this Plan and the Agreement and Plan, as soon as practicable on or after the Closing Date (as defined in Article I of the Agreement and Plan), a certificate of merger (the "Certificate of Merger"), together with this Plan, shall be executed by LungCheck and LungCheck Health and delivered to the Secretary of State of the State of Delaware for filing as provided in the Corporation Laws. The Merger shall become effective upon completion of the filing of Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time of the Merger").

         Section 2.2 Effects of the Merger. At the Effective Time of the Merger:
(i) the separate existence of LungCheck shall cease and LungCheck shall be merged with and into LungCheck Health; and (ii) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable Delaware law.

         Section 2.3 Additional Actions. If, at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances or any other acts are necessary or desirable: (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of LungCheck acquired or to be acquired by reason of, or as a result of, the Merger; or (b) otherwise to carryout the purposes of this Plan, LungCheck and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carryout the purposes of this Plan; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of LungCheck or otherwise to take any and all such action.

                                   ARTICLE III

                        EFFECT OF MERGER ON CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

     Section 3.1 Conversion of Stock of LungCheck and LungCheck Health. At the Effective Time of the Merger:

                  a. Each share of LungCheck Common Stock then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 0.0032958 shares of BCAM Series B convertible preferred stock, $.01 par value ("BCAM Series B Preferred Stock"), each one of which is convertible into 1,500 shares of Common Stock of BCAM, subject to certain conditions; and

                  b. Each share of LungCheck Preferred Stock then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 0.098884 shares of BCAM Series A convertible preferred stock ("BCAM Series A Preferred Stock"), each one of which is convertible into 150 shares of common stock of BCAM, subject to certain conditions, of the Surviving Corporation.

         Section 3.2 Exchange of Certificates. After the Effective Time of the Merger, each holder of a certificate or certificates theretofore evidencing outstanding shares of LungCheck Common Stock, upon surrender of the same to Ruskin, Moscou, Evans & Faltischek, P.C. ("RMEF") as agent for LungCheck or such other agent or agents as shall be appointed by LungCheck Health shall be
entitled  to  receive  in  exchange   therefor  a  certificate  or  certificates
representing the number of shares of BCAM Series A or B Preferred Stock, including fractional shares, as the case may be for which the shares of LungCheck Common Stock or LungCheck Preferred Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in this Article III. As soon as practicable after the Effective Time of the Merger, RMEF or such other agent(s), as the case may be, shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time of the Merger evidences shares of LungCheck Common Stock or LungCheck Preferred Stock (a "Certificate"), and which is to be exchanged for BCAM Series A and Series B Preferred Stock as provided in Section 3.1 hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to RMEF), advising such shareholder of the terms of the exchange effected by the Merger and the procedure for surrendering to RMEF or such other agent(s), as the case may be, such Certificate in exchange for certificates evidencing the BCAM Series A and Series B Preferred Stock. Until so surrendered, each outstanding Certificate will be deemed for all corporate purposes of BCAM to evidence ownership of the number of full shares of BCAM Series A and Series B Preferred Stock and the right to receive the cash value of any fraction of a share into which the shares of LungCheck Common Stock or LungCheck Preferred Stock represented thereby were converted; provided, however, until such outstanding Certificates are surrendered, no dividend payable to holders of record of BCAM Series A and Series B Preferred Stock as of any record date subsequent to the Effective Time of the Merger shall be paid to the holder of such outstanding Certificates in respect thereof. After the Effective Time of the Merger, there shall be no further registration of transfers on the records or stock transfer books of LungCheck of shares of LungCheck Common Stock or LungCheck Preferred Stock and, if a Certificate representing such shares is presented, it shall be canceled and exchanged for certificates representing shares of BCAM Preferred Series A and Series B Stock as herein provided. Subject to the provisions of this Section 3.2 and to applicable law, upon surrender of Certificates there shall be paid to the record holder of the certificates of BCAM Series A and Series B Preferred Stock issued in exchange therefor: (i) at the time of such surrender, the amount of any dividends or distributions theretofore paid with respect to such full shares of BCAM Preferred Series A and Series B Stock as of any record date subsequent to the Effective Time of the Merger to the extent the same has not yet been paid to a public official pursuant to abandoned property laws; and (ii) at the appropriate payment date or as soon as practicable thereafter, the amount of dividends or distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of BCAM Series A and Series B Preferred Stock. All such dividends or distributions, if held by RMEF, or such other agent(s), as the case may be, for payment or delivery to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time of the Merger, shall at such time be paid or redelivered by RMEF or such other agent(s), as the case may be, to LungCheck Health acting solely in its corporate capacity, and after such time any holder of a Certificate who has not surrendered such Certificate to RMEF or such other agent(s), as the case may be, shall, subject to applicable law, look as a general creditor only to LungCheck Health for payment or delivery of such dividends or distributions or cash, as the case may be. All shares of BCAM Series A and Series B Preferred Stock and rights to receive cash, if any, into and for which shares of LungCheck Common Stock or LungCheck Preferred Stock shall have been converted and exchanged pursuant to this Section 3.2 shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted and exchanged shares of LungCheck Common Stock or LungCheck Preferred Stock.

         Section 3.4 Certificates in Other Names. If any certificate evidencing shares of BCAM Series A and Series B Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to RMEF or such other agent(s), as the case may be, or LungCheck Health acting solely in its corporate capacity, as the case may be, any transfer or other taxes required by reason of the issuance of a certificate for shares of BCAM Series A and Series B Preferred Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise required or establish to the satisfaction of RMEF or such other agent(s), as the case may be, or LungCheck Health acting solely in its corporate capacity, as the case may be, that such tax has been paid or is not payable.

                                   ARTICLE IV

              CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

         The Certificate of Incorporation of the Surviving Corporation shall continue to be its Certificate of Incorporation from and after the Effective Time of the Merger until changed in accordance with applicable law.



                                    ARTICLE V

                   BOARD OF DIRECTORS OF SURVIVING CORPORATION

         The Board of Directors of the Surviving Corporation shall consist of the following directors from and after the Effective Time of the Merger until changed in accordance with applicable law:

________________







                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1 Termination. This Plan shall terminate in the event of and upon the termination of the Agreement and Plan.

         Section 6.2 Headings. The descriptive headings of the several Articles and Sections of this Plan are inserted for convenience only and do not constitute a part of this Plan.

         Section 6.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by certified or registered mail, postage prepaid, addressed as follows:

         (a)      If to LungCheck :         8255 East Raintree Drive
                                            Scottsdale, AZ  85260


         (b)      If to LungCheck Health:   BCAM International, Inc.
                                            1800 Walt Whitman Road
                                            Melville, NY  11747
                                            Attention:  Michael Strauss

or such other addresses as shall be furnished in writing by either party, and any such notice of communication shall be deemed to have been given as of the date so mailed.

         Section 6.4 Assignment. This Plan and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Plan nor any of the rights, interest, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         Section 6.5 Complete Agreement. This Plan, and the Agreement and Plan, including the schedules, exhibits or other writings referred to therein or delivered pursuant thereto, contain the entire understanding of the parties hereto with respect to the Merger and the related transactions and supersede all prior arrangements or understandings with respect thereto and all letters and other agreements relating to the protection of Confidential Information (as defined in the Agreement and Plan) of LungCheck and LungCheck Health. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties hereto other than those expressly set forth herein or in the Agreement and Plan.

         Section 6.6 Modifications, Amendments and Waivers. At any time prior to the Effective Time of the Merger (notwithstanding any shareholder approval), if authorized by their respective Boards of Directors and to the extent permitted by law: (i) the parties hereto may, by written agreement, modify, amend or supplement any term or provision of this Plan and (ii) any term or provision of this Plan may be waived by the party which is, or whose shareholders are, entitled to the benefits thereof. Any written instrument or agreement referred to in this section shall be validly and sufficiently authorized for the purposes of this Plan if signed on behalf of LungCheck and LungCheck Health by a person authorized to sign this Plan.

         Section 6.7 Counterparts. This Plan may be executed by facsimile in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         Section 6.8 Governing Law. This Plan shall be governed by the laws of the State of Delaware (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

         IN WITNESS WHEREOF, LungCheck and LungCheck Health have caused this Plan of Merger to be executed by their duly authorized officers, respectively.

                                                    LUNGCHECK, INC.
ATTEST:

                                                  BY: /s/
         Secretary                                   ----------------
                                                     Authorized Signatory

                                                     LUNGCHECK HEALTH, INC.
ATTEST:

                                                  BY:/s/
         Secretary                                   ----------------
                                                     Authorized Signatory

                                   EXHIBIT "B"

                            Certificate of Amendment



                         CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION OF

                            BCAM INTERNATIONAL, INC.

                Under Section 805 of the Business Corporation Law


                               ------------------



         The   undersigned,   being  the   President   and   Secretary  of  BCAM
INTERNATIONAL,  INC., hereby certify:

     First: The name of the corporation is BCAM INTERNATIONAL, INC. The corporation was organized under the name BIOMECHANICS CORPORATION OF AMERICA.

     Second: The Certificate of Incorporation of the corporation was filed with the Department of State on February 22, 1984.

     Third: The Certificate of Incorporation of the corporation is amended, as authorized by Section 805 of the Business Corporation Law, to designate Series A and B Acquisition Preferred Stock. To effectuate such change, Article FOURTH Paragraph (d) of the Certificate of Incorporation of the corporation is as follows:

                  d. Acquisition Preferred Stock. The aggregate number of shares of Acquisition Preferred Stock the corporation shall have the authority to issue is seven hundred fifty thousand (750,000) shares of Acquisition Preferred Stock, par value One ($.01) cent per share, issuable by the Board of Directors, from time to time, in one or more series. The Acquisition Preferred Stock shall only be issued as consideration pursuant to a statutory merger or consolidation as to which the corporation of substantially all the assets or business of another entity or the acquisition by the corporation of 50% or more of the voting securities of another entity. The Board of Directors hereby designates Series A Acquisition Convertible Preferred Stock and Series B Acquisition Convertible Preferred Stock with the following rights:

         (i)      Series A Acquisition Convertible Preferred Stock

         1. Dividends. The shares of Series A Acquisition Convertible Preferred Stock (the "Series A Preferred Stock") shall only be entitled to dividends (whether in cash or property or securities, other than dividends which are paid or intended to be paid in connection with distributions of the Corporation's assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation) when declared by the Corporation's Board of Directors on the Common Stock, on an as converted basis, and before any payment is made to the holders of the Common Stock. Each share of Series A Preferred Stock with respect to dividend payments shall be equal in every respect to every other share of Series A Preferred Stock. All dividends or distributions which are paid or intended to be paid in connection with a liquidation, dissolution or winding up of the Corporation shall be preferred, as provided in Sections 3(a) and 3(b) hereof.

         2. Voting Rights; No Preemptive Rights. The holders of Series A Preferred Stock shall, by virtue of their ownership thereof, be entitled to cast that number of votes equal to the number of shares of Common Stock into which the Series A Preferred Stock is convertible on each matter submitted to the Corporation's shareholders for voting. Such votes shall be cast together with those cast by the holders of Common Stock as one class, except as required by law. The Series A Preferred Stock shall not have cumulative voting rights. The holders of Series A Preferred Stock shall not have any preemptive rights upon the issuance or sale of any securities.

         3.       Liquidation Rights.

                  (a) If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any of the Series A Preferred Stock shall be outstanding, the holders of the then outstanding Series A Preferred Stock shall have a preference against the assets (including cash, securities and property) of the Corporation available for distribution to the holders of the Common Stock equal to the sum of (i) $17.20 per share and (ii) an amount equal to all declared but unpaid dividends; or, if greater, a portion of the remaining assets of the Corporation which are distributable to the holders of the Common Stock equal to an amount which would have been distributed if the Series A Preferred Stock had been converted into Common Stock immediately prior to the date of such liquidation or dissolution (the "Preference Amount"); provided, however, that any reduction of the authorized or issued shares of the stock of the Corporation of any class, whether now or hereafter authorized, shall not be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this Section 3; and provided, further, however, that a liquidation for the purposes of this Section shall not be deemed to occur upon:
(a) the consolidation or merger of the Corporation into or with any corporation or corporations wherein the holders of the Series A Preferred Stock are to receive preferred securities of the merged or consolidated entity having substantially similar rights, preferences and protections as those of the Series A Preferred Stock (as contemplated herein); (b) the merger of the Corporation with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination -- of outstanding shares of the Corporation's Common Stock; or (c) the transfer, assignment or contribution of the Corporation's assets in connection with, or the creation of, any joint venture or limited liability entity in exchange for an equity interest shall not be deemed to be a liquidation for the purposes of this Section.

                  (b) All of the Preference Amount to be paid to the holders of Series A Preferred Stock as provided in this Section 3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any property of the Corporation to, the holders of any Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

         4. Redemption. The Corporation shall not redeem, purchase or otherwise acquire, directly or indirectly through a subsidiary or otherwise, any of the Series A Preferred Stock without the consent of all of the then holders of the Series A Preferred Stock. No shares of Series A Preferred Stock redeemed or purchased by the Corporation pursuant to this Section 4 shall be reissued by the Corporation.

         5.       Conversion.

                  (a) Optional Conversion. The holder of any shares of Series A Preferred Stock may at any time after the Corporation effectuates a 1:15 reverse split of its Common Stock, convert, at such holder's option, all or any portion of such shares of Series A Preferred Stock into Common Stock at the Conversion Ratio. At the time of conversion, the Corporation shall pay in cash to each holder of Series A Preferred Stock so converted an amount equal to all unpaid dividends, accrued thereon to the date of conversion, if such dividend was declared by the Board of Directors of the Corporation. In the event of conversion, the Corporation shall forthwith transmit to each holder of Series A Preferred Stock a certificate or certificates for the shares of Common Stock issued as a result thereof dated the date of conversion against delivery of the certificate or certificates representing the Series A Preferred Stock to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation), and such holders shall be deemed for all purposes to be the holders of such Common Stock as of the date of conversion.

                  (b) Stock Fully Paid; Reservation of Shares. All shares of Common Stock which may be issued upon conversion of Series A Preferred Stock will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. At all times that any Series A Preferred Stock is convertible, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of shares Common Stock.

                  (c) Reclassification, Consolidation or Merger. In the case of any reclassification or change (a "Reclassification") of outstanding Common Stock issuable upon conversion of Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), including any Reclassification in the case of any consolidation or merger of the Corporation with or into another corporation which does not constitute a liquidation under
Section 3, the Series A Preferred Stock shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon the Optional Conversion provided herein, each share of the Series A Preferred Stock shall procure, at the time of the Optional Conversion, in lieu of each share of Common Stock theretofore issuable upon such conversion, the kind and amount of shares of stock, other securities, options, rights, warrants, money and property receivable upon such Reclassification, by the holder of one share of Common Stock. The provisions of this subsection shall similarly apply to successive Reclassifications.

                  (d) Subdivision or Combination of Shares. If the Corporation, at any time or times while any of the Series A Preferred Stock is outstanding, shall subdivide or combine its Common Stock, the then Conversion Ratio of the Series A Preferred Stock shall be proportionately reduced or increased, as of the effective date of such subdivision or combination.

         6. No Reissuance of Series A Preferred Stock. No shares of Series A Preferred Stock which have been converted into Common Stock shall be reissued by the Corporation; provided, however, that each such share, after being retired and cancelled, shall be restored to the status of an authorized but unissued share of preferred stock without designation as to series and may thereafter be issued as a share of preferred stock not designated Series A Preferred Stock upon proper authorization.

         7. Definitions. As used herein with respect to the Series A Preferred Stock, the following terms have the following meanings:

                  (a) "Common Stock" shall mean the Corporation's Common Stock, $.01 par value, and any stock into which such Common Stock may hereafter be changed.

                  (b) "Conversion Ratio" shall mean, initially, one hundred fifty shares of Common Stock for each share of Series A Preferred Stock (150:1), which Conversion Ratio shall be subject to adjustment in accordance with Section 5 hereof, including for the 1:15 reverse split referred to in Section 5(a).

                  (c) "Person" shall mean an individual, a corporation, a partnership, a limited liability entity, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

                  (d) "Securities" shall mean any debt or equity securities of the Corporation, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean one of the Securities.

         (ii)     Series B Acquisition Convertible Preferred Stock

         1. Dividends. The shares of Series B Acquisition Convertible Preferred Stock (the "Series B Preferred Stock") shall only be entitled to dividends (whether in cash or property or securities, other than dividends which are paid or intended to be paid in connection with distributions of the Corporation's assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation) when declared by the Corporation's Board of Directors on the Common Stock, on an as converted basis. Each share of Series B Preferred Stock with respect to dividend payments shall be equal in every respect to every other share of Series B Preferred Stock. All dividends or distributions which are paid or intended to be paid in connection with a liquidation, dissolution or winding up of the Corporation shall be preferred, as provided in Section 3 hereof.

         2. Voting Rights; No Preemptive Rights. The holders of Series B Preferred Stock shall, by virtue of their ownership thereof, be entitled to cast that number of votes equal to the number of shares of Common Stock into which the Series B Preferred Stock is convertible on each matter submitted to the Corporation's shareholders for voting. Such votes shall be cast together with those cast by the holders of Common Stock as one class, except as required by law. The Series B Preferred Stock shall not have cumulative voting rights. The holders of Series B Preferred Stock shall not have any preemptive rights upon the issuance or sale of any securities.

         3. Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any of the Series B Preferred Stock shall be outstanding, the holders of the then outstanding Series B Preferred Stock shall not have a preference against the assets (including cash, securities and property) of the Corporation available for distribution to the holders of the Common Stock.

         4. Redemption. The Corporation shall not redeem, purchase or otherwise acquire, directly or indirectly through a subsidiary or otherwise, any of the Series B Preferred Stock without the consent of all of the then holders of the Series B Preferred Stock. No shares of Series B Preferred Stock redeemed or purchased by the Corporation pursuant to this Section 4 shall be reissued by the Corporation.

         5.       Conversion.

                  (a) Mandatory Conversion. All issued and outstanding shares of Series B Preferred Stock shall automatically convert into Common Stock at the Conversion Ratio, as adjusted in this Section 5, immediately after the Corporation effectuates a 1:15 reverse split of its Common Stock, and no action if any person shall be required to effectuate such conversion. At the time of conversion, the Corporation shall pay in cash to each holder of Series B Preferred Stock so converted an amount equal to all unpaid dividends, accrued thereon to the date of conversion, if such dividend was declared by the Board of Directors of the Corporation. In the event of conversion, the Corporation shall forthwith transmit to each holder of Series B Preferred Stock a certificate or certificates for the shares of Common Stock issued as a result thereof dated the date of conversion against delivery of the certificate or certificates representing the Series B Preferred Stock to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation), and such holders shall be deemed for all purposes to be the holders of such Common Stock as of the date of conversion.

                  (b) Stock Fully Paid; Reservation of Shares. All shares of Common Stock which may be issued upon conversion of Series B Preferred Stock will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. At all times that any Series B Preferred Stock is outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of shares Common Stock.

                  (c) Reclassification, Consolidation or Merger. In the case of any reclassification or change (a "Reclassification") of outstanding Common Stock issuable upon conversion of Series B Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), including any Reclassification in the case of any consolidation or merger of the Corporation with or into another corporation which does not constitute a liquidation under
Section 3, the Series B Preferred Stock shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon the Mandatory Conversion provided herein, each share of the Series B Preferred Stock shall procure, at the time of the Mandatory Conversion, in lieu of each share of Common Stock theretofore issuable upon such conversion, the kind and amount of shares of stock, other securities, options, rights, warrants, money and property receivable upon such Reclassification, by the holder of one share of Common Stock. The provisions of this subsection shall similarly apply to successive Reclassifications.

                  (d) Subdivision or Combination of Shares. If the Corporation, at any time or times while any of the Series B Preferred Stock is outstanding, shall subdivide or combine its Common Stock, the Conversion Ratio of the Series B Preferred Stock shall be proportionately reduced or increased, as of the effective date of such subdivision or combination.

         6. No Reissuance of Series B Preferred Stock. No shares of Series B Preferred Stock which have been converted into Common Stock shall be reissued by the Corporation; provided, however, that each such share, after being retired and cancelled, shall be restored to the status of an authorized but unissued share of preferred stock without designation as to series may thereafter be issued as a share of preferred stock not designated Series B Preferred Stock upon proper corporate and shareholder authorization.

         7. Definitions. As used herein with respect to the Series B Preferred Stock, the following terms have the following meanings:

                  (a) "Common Stock" shall mean the Corporation's Common Stock, $.01 par value, and any stock into which such Common Stock may hereafter be changed.

                  (b) "Conversion Ratio" shall mean, initially, one thousand five hundred shares of Common Stock for each share of Series B Preferred Stock (1,500:1), which Conversion Ratio shall be subject to adjustment in accordance with Section 5 hereof, including for the 1:15 reverse split referred to in
Section 5(a) hereof.

                  (c) "Person" shall mean an individual, a corporation, a partnership, a limited liability entity, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

                  (d)  "Securities"   shall  mean  any  debt  or  equity
securities of the Corporation, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean one of the Securities.

     Fourth:   This  amendment  to  the  Certificate  of  Incorporation  of  the corporation was authorized by the written consent of the Board of Directors of the corporation.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to the Certificate of Incorporation and affirm the foregoing as true under the penalties of perjury, as of this ____ day of September, 1999.

                                           BCAM INTERNATIONAL, INC.

                                           /s/
                                           -----------------------------------
                                           MICHAEL STRAUSS, Chairman and
                                           Chief Executive Officer

                                           /s/
                                           -----------------------------------
                                           KAREN TANTONE, Secretary